UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

200 SW Market Street, Suite 1900
Portland, Oregon 97201
(address of Principal Executive Offices)(Zip Code)

(503) 546-2491
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit

99.1	Press Release

Item 9. Regulation FD Disclosure

        On July 8, 2004, Umpqua Holdings Corporation issued a press release announcing the approval by shareholders of Umpqua and shareholders of Humboldt Bancorp of the proposed merger of Umpqua with Humboldt. All information, including the press release attached as Exhibit 99.1, is not filed but considered furnished pursuant to Regulation FD.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: July 8, 2004	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Charley Ciresi	Dan Sullivan
Lane Marketing	Umpqua Holdings Corporation
503-546-7878	503-546-2492
Charley@lanemarketing.com	dansullivan@umpquabank.com

Lani Hayward	Pat Rusnak
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-228-2117	916-783-2812
lanihayward@umpquabank.com	patrusnak@umpquabank.com

UMPQUA HOLDINGS CORPORATION AND HUMBOLDT BANCORP
SHAREHOLDERS APPROVE MERGER

PORTLAND, Ore. - July 8, 2004 -- Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., and California-based Humboldt Bancorp (NASDAQ: HBEK) announced today that of the shares voted at their respective meetings, over 95 percent were cast in favor of the merger between the two companies. The shareholder meetings, held on July 7, approve Oregon-based Umpqua Holdings' acquisition of Humboldt Bancorp and the merger of Humboldt's principal operating subsidiary, Humboldt Bank, into Umpqua Bank.

The companies have received all regulatory approvals and the anticipated closing date is July 9.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation, with total assets of about $3 billion, is the parent company of Umpqua Bank, an Oregon based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 64 stores throughout Oregon and Southwest Washington. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc. which has 14 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Additionally, Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

About Humboldt Bancorp

Humboldt Bancorp, with total assets of approximately $1.5 billion, is the bank holding company for Humboldt Bank and its divisions, Capitol Valley Bank, Feather River State Bank and Tehama Bank, which offer business and consumer banking services at 27 locations throughout Northern California. For additional information, please visit www.humboldtbancorp.com.

This press release includes a forward-looking statement regarding the expected date of consummation of the merger. This statement is subject to risk and uncertainty. The ability of Umpqua Holdings Corporation and Humboldt Bancorp to fulfill their respective closing conditions of the transaction is a risk factor, and the actual closing may occur later than anticipated.

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